Ministry of Consumer and Commercial Relations

Certificate of Amendment of Articles

This is to certify that

GRANDAD RESOURCES LIMITED

(formerly Grandad Gold Mines Ltd.)

incorporated or amalgamated on December 21, 1923

has, under section 190 of The Business Corporations Act, delivered the attached Articles of Amendment.

These Articles of Amendment are effective on

July 4, 1977.

Controller of Records

Companies Division

File Number 23014

FORM 4
THE BUSINESS CORPORATIONS ACT

FILED

Jul 4, 1977

MINISTRY OF CONSUMER AND COMMERCIAL RELATIONS

ARTICLES OF AMENDMENT

OF

GRANDAD GOLD MINES LTD.
(NAME OF CORPORATION)

INCORPORATED ON December 21, 1923
(DATE OF INCORPORATION)

1. THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:

"BE IT RESOLVED THAT:

1. The Articles of the Corporation be and are hereby amended to change the name of the Corporation to GRANDAD RESOURCES LIMITED.

2. The President and Secretary be and are hereby authorized and directed to sign and execute all documents and do all things necessary or desirable to effect such amendment, including the execution under the corporate seal of the Corporation and the delivery to the Ministry of Consumer and Commercial Relations of Articles of Amendment in duplicate for such purposes."